UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 7, 2007
US BioEnergy Corporation
(Exact name of registrant as specified in its charter)

South Dakota	001-3320	20-1811472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, MN		55077
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (651) 355-8300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SENIOR SECURED CREDIT FACILITIES
FOR OUR PLATTE VALLEY, HANKINSON, JANESVILLE, DYERSVILLE AND ORD SUBSIDIARIES
On February 7, 2006, each of our US Bio Platte Valley, LLC, US Bio Ord, LLC, US Bio Hankinson, LLC, US Bio Dyersville, LLC and US Bio Janesville, LLC subsidiaries entered into a senior secured credit facility with AgStar Financial Services, as administrative agent and as a lender, and a group of other lenders.
Under these senior secured credit facilities, such subsidiaries collectively have the ability to borrow up to $427.0 million to finance the construction and development of four new ethanol facilities with respect to our Hankinson, Janesville, Dyersville and Ord subsidiaries, and to refinance our Platte Valley subsidiary’s existing credit facility. The senior secured credit facilities are structured as construction loans for each of our Hankinson, Janesville, Dyersville and Ord subsidiaries, aggregating $337.0 million for all such subsidiaries. Such construction loan borrowings for our Hankinson, Janesville, Dyersville and Ord subsidiaries are as follows: (1) our Hankinson subsidiary may borrow up to $95.1 million in the form of a construction loan, (2) our Janesville subsidiary may borrow up to $90.3 million in the form of a construction loan, (3) our Dyersville subsidiary may borrow up to $105.1 million in the form of a construction loan and (4) our Ord subsidiary may borrow up to $46.5 million in the form of a construction loan. Each subsidiary’s construction loan includes up to $5 million available for letters of credit. On February 7, 2007, our Platte Valley subsidiary borrowed $90.0 million under a term loan and used a portion of these proceeds under its senior secured credit facility to refinance its existing credit facility. In the case of each of our Hankinson, Janesville and Dyersville subsidiaries, each subsidiary’s construction loans will provide funds necessary to finance up to 60% of project cost, and we expect that the remaining 40% of project costs for each of the plants will come from capital contributions made by us. We must provide 40% of project costs for the Hankinson, Janesville and Dyersville subsidiaries before funds are available under such subsidiaries’ construction loans. In the case of each of our Platte Valley and Ord subsidiaries, no additional capital contributions are expected to be required, and project costs previously funded by us in excess of 40% of project costs were refunded to us with proceeds of loans under the senior secured credit facility.
The construction loans of each of our Hankinson, Janesville, Dyersville and Ord subsidiaries will convert into term loans if certain conditions precedent are met, including successful completion of each of the plants. The construction loans may be segmented into two credit facilities: (a) a $84.25 million aggregate term revolving loan with no required amortization and (b) a $252.75 million aggregate term loan facility with a ten year amortization and a five year balloon payment. The term loan and the term revolving loan, if any, are expected to mature five years after the construction loans are converted into term loans. The credit facility for our Platte Valley subsidiary consists of two credit facilities: (a) a $22.5 million term revolving loan with no required amortization and (b) a $67.5 million term loan with a ten year amortization and a five year balloon payment.
Each such subsidiary’s credit facility also provides for a $10 million “seasonal” revolving credit facility. Such $10 million seasonal revolving credit facility is currently available to our Platte Valley subsidiary and the seasonal revolving credit facilities for our Hankinson, Janesville, Dyersville and Ord subsidiaries will be available upon the conversion of such subsidiary’s construction loan to a term loan. Each seasonal revolving credit facility is a 364-day facility which may be renewed annually, subject to AgStar Financial Service’s and the other lenders’ consent. Each subsidiary’s revolving credit facility includes up to $5 million available for letters of credit.
The obligations of each of our Hankinson, Janesville, Dyersville, Ord and Platte Valley subsidiaries under its respective credit facility are secured by a first priority lien on substantially all of the real and personal property of such subsidiary. We have agreed to guarantee the payment and performance of each of our Hankinson, Janesville, Dyersville, Ord and Platte Valley subsidiary’s obligations under its senior secured credit facility.
The construction loans of each of our Hankinson, Janesville, Dyersville and Ord subsidiaries have an interest rate equal to LIBOR plus 3.15%. Following the maturity of the construction loan, if any, the term loans will have an interest rate equal to LIBOR plus 2.90%. Our Platte Valley subsidiary’s term loan has an interest rate equal to LIBOR plus 2.90%. Upon the conversion of a construction loan into a term loan, or after a specified time period after the closing date with respect to our Platte Valley subsidiary, the applicable subsidiary will have the right to convert such term loan into a fixed rate loan bearing interest at a rate equal to a recent fixed rate bench mark plus 2.50%; provided, however, that no more than 50% of the term loans of each subsidiary may have such a fixed rate. The subsidiary borrowers have the ability to reduce the variable rates based on owner equity ratios. In addition, each of our Hankinson, Janesville, Dyersville, Ord and Platte Valley subsidiaries will pay a commitment fee equal to 0.25% on the total amount of the unused Revolving Line of Credit Commitment and Term Revolving Loan Commitment of the applicable Borrower commencing on the date such revolving commitments are in effect.
The principal balance of outstanding borrowings under each senior secured credit facility and any accrued and unpaid interest will be due and payable in full on the maturity date, February 7, 2012 for our Platte Valley subsidiary and the fifth anniversary of the date the construction loans are converted to term loans for our Hankinson, Janesville, Dyersville and Ord subsidiaries. In addition, upon the occurrence of any event of default under any senior secured credit facility, if any such event of default continues to exist after the expiration of any applicable grace period, the lenders under such senior secured credit facility may accelerate the maturity of the applicable senior secured credit facility and exercise other customary rights and remedies.
Our Hankinson, Janesville, Dyersville, Ord and Platte Valley subsidiaries are subject to (a) a 1% prepayment penalty if such subsidiary prepays the outstanding amount of any construction loan or term loan at any time during the construction period and within the first year after construction is completed and (b) a 0.5% prepayment penalty if it prepays the outstanding amount of any term loan at any time during the second year after construction is completed. Our Hankinson, Janesville, Dyersville, Ord and Platte Valley subsidiaries are required to make partial prepayments of principal using “excess cash flow” as such term is defined in such subsidiary’s loan agreement.
Under their loan agreements, our Hankinson, Janesville, Dyersville, Ord and Platte Valley subsidiaries are required to make certain customary representations (including those relating to organization, authorization compliance with law, solvency, absence of defaults, the collateral, material agreements and litigation) subject to customary affirmative and negative covenants, including restrictions on their ability to incur debt, create liens, dispose of assets, pay distributions and to make capital expenditures, and customary events of default (including payment defaults, covenant defaults, cross defaults, construction related defaults (except for our Platte Valley subsidiary) and bankruptcy defaults. The loan agreements of our Hankinson, Janesville, Dyersville, Ord and Platte Valley subsidiaries also contain financial covenants, including a minimum owner’s equity, a minimum net worth, a minimum fixed charge coverage ratio and a minimum working capital balance.
The descriptions of the provisions of the loan agreement set forth above in Item 1.01 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Credit Agreement by and among US Bio Platte Valley, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.

10.2	Credit Agreement by and among US Bio Ord, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.

10.3	Credit Agreement by and among US Bio Dyersville, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.

10.4	Credit Agreement by and among US Bio Hankinson, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.

10.5	Credit Agreement by and among US Bio Janesville, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIOENERGY CORPORATION
Date: February 13, 2007	By:	/s/ Gregory S. Schlicht
Its: Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

10.1	Credit Agreement by and among US Bio Platte Valley, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.

10.2	Credit Agreement by and among US Bio Ord, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.

10.3	Credit Agreement by and among US Bio Dyersville, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.

10.4	Credit Agreement by and among US Bio Hankinson, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.

10.5	Credit Agreement by and among US Bio Janesville, LLC, and AgStar Financial Services, PCA, as Administrative Agent, and the Banks named therein, dated as of February 7, 2007.